                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                          [ ]  Confidential, for Use of the Commission Only (as
                                                              permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          DORAL FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

    (5)  Total fee paid:

       -------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

   -----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

       -------------------------------------------------------------------------

    (2)  Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------

    (3)  Filing Party:

       -------------------------------------------------------------------------

    (4)  Date Filed:

       -------------------------------------------------------------------------


                                          DORAL FINANCIAL CORPORATION
       (Doral Financial Logo)              1159 F.D. Roosevelt Avenue
                                          San Juan, Puerto Rico 00920

                                                                  March 13, 2000

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Doral Financial Corporation. The meeting will be held at the Fifth Floor of the Doral Building, 650 Munoz Rivera Avenue, San Juan, Puerto Rico on Thursday, April 13, 2000. The meeting will begin promptly at 11:00 a.m., local time.

     Doral Financial Corporation's management considers the annual meeting an excellent opportunity to discuss your corporation's progress. We urge you to attend. Stockholders will have the opportunity to ask questions during the meeting.

     We also urge you to review the enclosed proxy statement and complete, sign and return your proxy card in the envelope provided, even if you plan to attend the meeting. Your vote is important, and the prompt return of your proxy card will ensure that your vote is counted. Your participation in the affairs of Doral Financial is an essential ingredient of our vitality. Please note that sending us your proxy will not prevent you from voting in person at the meeting should you so desire.

     We appreciate your interest and investment in Doral Financial Corporation and hope to see you at the annual meeting.

                                         Sincerely,

                                         /s/ Salomon Levis


                                         Salomon Levis
                                         Chairman of the Board and
                                         Chief Executive Officer

                          DORAL FINANCIAL CORPORATION
                           1159 F.D. Roosevelt Avenue
                          San Juan, Puerto Rico 00920

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     To Be Held On Thursday, April 13, 2000

     The annual meeting of stockholders of Doral Financial Corporation ("Doral Financial") will be held at the Fifth Floor of the Doral Building, 650 Munoz Rivera Avenue, San Juan, Puerto Rico on Thursday, April 13, 2000, beginning at 11:00 a.m., local time. At the meeting, stockholders will consider and act upon the following proposals:

        1. The election of eight directors of Doral Financial;

        2. The ratification of the selection of PricewaterhouseCoopers LLP as Doral Financial's independent accountants for the fiscal year ending December 31, 2000; and

        3. Such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record as of the close of business on March 1, 2000 are entitled to notice of, and to vote at, the annual meeting or any adjournments. A list of these stockholders will be available for inspection for a period of 10 days prior to the annual meeting at the office of Doral Financial at 1159 F.D. Roosevelt Avenue, San Juan, Puerto Rico, and will also be available for inspection at the meeting itself.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

                                       By order of the Board of Directors,

                                               /s/ Richard F. Bonini

                                       Richard F. Bonini
                                       Senior Executive Vice President
                                       and Secretary

Dated: March 13, 2000

                          DORAL FINANCIAL CORPORATION
                           1159 F.D. Roosevelt Avenue
                          San Juan, Puerto Rico 00920

                            ------------------------

                                PROXY STATEMENT

     This proxy statement contains information related to the annual meeting of stockholders of Doral Financial Corporation to be held on Thursday, April 13, 2000, beginning at 11:00 a.m., local time, at the Fifth Floor of the Doral Building, 650 Munoz Rivera Avenue, San Juan, Puerto Rico and at any postponements or adjournments thereof.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and the ratification of Doral Financial's independent auditors. In addition, Doral Financial's management will report on the performance of Doral Financial during 1999 and respond to appropriate questions from stockholders.

WHO IS ENTITLED TO VOTE?

     Only stockholders of record at the close of business on the record date, March 1, 2000, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring appropriate documentation from your broker or nominee to personally vote at the meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 40,428,920 shares of common stock of Doral Financial were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum. A "broker non-vote" occurs when a broker or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to Doral Financial, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Doral Financial either a notice of revocation or a duly executed proxy, bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. The Board recommends a vote:

     - for election of the nominated slate of eight directors (see page 6);

     - for ratification of the appointment of PricewaterhouseCoopers LLP as Doral Financial's independent auditors (see page 21).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no legal effect on the election of directors.

     Ratification of Independent Auditors and Other Items. For the ratification of Doral Financial's independent auditors and any other item voted upon at the annual meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. Abstentions will not be voted for any such matter. Accordingly, abstentions will have the same legal effect as a negative vote. Broker non-votes will not be counted in determining the number of shares necessary for approval.

WHO WILL BEAR THE COSTS OF SOLICITING PROXIES FOR THE ANNUAL MEETING?

     The cost of soliciting proxies for the annual meeting will be borne by Doral Financial. In addition to the use of the mails, proxies may be solicited personally or by telephone, by officers and employees of Doral Financial who will not receive any additional compensation for their services. Proxies and proxy material will also be distributed at the expense of Doral Financial by brokers, nominees, custodians and other similar parties.

             SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL HOLDERS

     The following table shows, as of March 1, 2000, the amount of Doral Financial's common stock beneficially owned (unless otherwise indicated in the footnotes) by each director, nominee for director, executive officer named in the Cash Compensation Table and 5% shareholder of Doral Financial, and by all directors and executive officers of Doral Financial as a group. The information is based on reports filed with the SEC and information provided by the persons named below. No director, nominee or executive officer owned shares of preferred stock of Doral Financial as of such date.

                                                                    AMOUNT AND NATURE         PERCENT
                  NAME OF BENEFICIAL OWNER                    OF BENEFICIAL OWNERSHIP(1)(2)   OF CLASS
                  ------------------------                    -----------------------------   --------
Management
----------
Salomon Levis(3)............................................              610,489                1.5%
Richard F. Bonini...........................................              481,840                1.2%
Mario S. Levis(3)(4)........................................              756,212                1.9%
Zoila Levis(3)..............................................              441,544                1.1%
David Levis(3)(5)...........................................              605,012                1.5%
Edison Velez................................................                2,000                 **
Edgar M. Cullman, Jr(6)(7)..................................            5,874,251               14.5%
John L. Ernst(6)............................................            5,874,251               14.5%
Efraim M. Kier..............................................                5,500                 **
A. Brean Murray.............................................                   --                 --
Harold D. Vicente...........................................               11,900                 **
All directors, nominees and executive officers as a group,
  consisting of 15 persons, including those named above.....            8,820,779               21.8%
Other Principal Holders
--------------------
Edgar M. Cullman(6)(7)......................................            5,874,251               14.5%
387 Park Avenue South
New York, NY 10016
Louise B. Cullman(6)(7).....................................            5,874,251               14.5%
387 Park Avenue South
New York, NY 10016
Susan R. Cullman(6)(7)......................................            5,874,251               14.5%
387 Park Avenue South
New York, NY 10016
Frederick M. Danziger(6)(7).................................            5,874,251               14.5%
2 East 73rd Street
New York NY 10021
Lucy C. Danziger(6)(7)......................................            5,874,251               14.5%
2 East 73rd Street
New York NY 10021

                                                                    AMOUNT AND NATURE         PERCENT
                  NAME OF BENEFICIAL OWNER                    OF BENEFICIAL OWNERSHIP(1)(2)   OF CLASS
                  ------------------------                    -----------------------------   --------
Management
----------
Cullman and Ernst Group(7)..................................            5,874,251               14.5%
387 Park Avenue South
New York, NY 10016
Levis Family(3).............................................            2,413,257                6.0%
1159 F.D. Roosevelt Avenue
San Juan, Puerto Rico
Fidelity Management & Research Company(8)...................            2,078,000                5.1%
FMR Corp.
82 Devonshire Street
Boston MA 02109

---------------------

     * Represents less than 1% of Doral Financial's outstanding Common Stock.

     (1) Except as noted in the footnotes below, the information is based on the SEC's definition of "beneficial ownership", which is broader than ownership in the usual sense. For example, under SEC rules you beneficially own stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee or a contract or an understanding) have or share the power to vote the stock or to sell it, or if you have the right to acquire it within 60 days. Where more than one person shares investment and voting power in the same shares or if such shares are owned by any member of the Cullman and Ernst Group, such shares are shown more than once. Such shares are reflected only once, however, in the total for all directors and officers as a group.

     Certain of the persons named in the table disclaim beneficial ownership of some of the shares included in the table as follows:

     - Salomon Levis, Zoila Levis, David Levis and Mario S. Levis, each disclaim beneficial ownership of all shares reflected as owned by the Levis Family that are not owned by them directly.

     - Edgar A Cullman, Jr. -- 2,401,878 shares in which he holds shared investment and/or voting power and 3,276,834 shares in which he holds no investment or voting power other than the understanding referred to in footnote(7).

     - John Ernst -- 372,525 shares in which he holds shared investment and/or voting power and 5,418,750 shares in which he holds no investment or voting power other than the understanding referred to in footnote(7).

     - Edgar M. Cullman -- 2,668,184 shares in which he holds shared investment and/or voting power and 2,992,116 shares in which he holds no investment or voting power other than the understanding referred to in footnote(7).

     - Louise B. Cullman -- 2,169,672 shares in which she holds shared investment and/or voting power and 3,475,149 shares in which she holds no investment or voting power other than the understanding referred to in footnote(7).

     - Susan R. Cullman -- 2,389,338 shares in which she holds shared investment and/or voting power and 3,300,612 shares in which she holds no investment or voting power other than the understanding referred to in footnote(7).

     - Frederick M. Danziger -- 412,272 shares in which he holds shared investment and/or voting power and 5,409,811 shares in which he holds no investment or voting power other than the understanding referred to in footnote(7).

     - Lucy C. Danziger -- 2,534,362 shares in which she holds shared investment and/or voting power and 3,127,841 shares over which she has no investment or voting power other than the understanding referred to in footnote(7).

     (2) Includes the number of shares that could be purchased by exercise of stock options exercisable at March 1, 2000 or within 60 days after that date under Doral Financial's stock option plan as follows: Salomon Levis -- 2,000 shares, Zoila Levis -- 1,000 shares, Richard F. Bonini -- 2,000 shares, Mario S. Levis -- 1,000 shares, Edison Ve1ez -- 2,000 shares, all directors, nominees and executive officers as a group -- 12,000 shares.

     (3) Salomon Levis, the current Chairman of the Board and Chief Executive Officer of Doral Financial, Zoila Levis, the President of Doral Financial and David Levis, a director emeritus of Doral Financial and the former Chairman of the Board and Chief Executive Officer of Doral Financial, are siblings. Mario S. Levis is the son of David Levis and the nephew of Salomon Levis and Zoila Levis. As of March 1, 2000, Salomon Levis, Zoila Levis, David Levis and Mario S. Levis beneficially owned an aggregate of 2,413,257 shares (including 4,000 shares subject to stock options exercisable on April 1, 2000) of common stock or approximately 6.0 % of the outstanding common stock of Doral Financial. On October 1, 1995, Salomon Levis, Zoila Levis, Mario S. Levis and David Levis filed a Schedule 13D with the SEC stating that there is no agreement or understanding among the members of the Levis family regarding the holding or voting of the shares of common stock held by them other than an informal understanding to consult with each other regarding the voting and disposition of the shares owned by each of them. The Schedule 13D disclaims that the persons filing the Schedule 13D constitute a group for purposes of the Securities Exchange Act of 1934 and states that each such person has sole voting and investment power with respect to the respective shares of common stock owned by them and each disclaims any beneficial interest in the shares of common stock owned by the others.

     (4) Includes 900 shares of common stock owned by the spouse of Mario S. Levis.

     (5) David Levis is a director emeritus of Doral Financial and is the former Chairman of the Board and Chief Executive Officer of Doral Financial.

     (6) Member of the Cullman and Ernst Group. Edgar M. Cullman is the father of Edgar M. Cullman, Jr., Susan R. Cullman and Lucy C. Danziger, the husband of Louise B. Cullman, and the uncle of John L. Ernst. Lucy C. Danziger is the wife of Frederick M. Danziger.

     (7) As of March 1, 2000, a group consisting of Edgar M. Cullman, his son Edgar M. Cullman, Jr., a director of Doral Financial, direct members of their families and trusts for their benefit, Mr. John L. Ernst, also a director of Doral Financial, his sister and direct members of their families and trusts for their benefit owned an aggregate of 5,874,251 shares of common stock or approximately 14.5% of the outstanding common stock. Among others, Messrs. Cullman and Cullman, Jr. and their wives, Mr. Ernst and to a lesser extent Mr. Danziger (who is a member of the Cullman and Ernst Group), hold investment and voting power or shared investment and voting power over such shares. Mr. Danziger is the brother-in-law of Mr. Edgar M. Cullman, Jr. and a former director of Doral Financial. A Schedule 13D filed with the SEC on behalf of the Cullman and Ernst Group states that there is no formal agreement governing the group's holding and voting of such shares, but that there is an informal understanding that the persons and trusts included in the group will hold and vote together the shares owned by each of them in each case subject to any applicable fiduciary responsibilities.

     (8) Based on information contained in a Schedule 13G filed with the SEC jointly by FMR Corp., Fidelity Management & Research Company, Edward C. Johnson and Abigail P. Johnson. FMR is the parent corporation of Fidelity Management & Research Company and members of the Johnson family and trusts for their benefit are the predominate owners of the voting stock of FMR. Edward C. Johnson and Abigail P. Johnson are also directors of FMR. According to the Schedule 13G, Fidelity Management & Research Company, an investment advisory firm, has purchased shares of common stock of Doral Financial for client accounts over which Fidelity Management & Research Company has discretionary investment authority. According to the Schedule 13G, no single client owns more than 5% of the outstanding common stock of Doral Financial.

                   ELECTION OF DIRECTORS AND RELATED MATTERS

ELECTION OF DIRECTORS

     At the annual meeting, eight directors comprising the entire Board of Directors of Doral Financial are to be elected. The Board of Directors has proposed the nominees listed below for election as directors to serve until the 2001 annual meeting or until their successors are duly elected and qualified. Harold D. Vicente was appointed to the Board of Directors on February 4, 2000, to fill the vacancy created by the death of Victor M. Pons, Jr. Accordingly, Mr. Vicente is standing for election for the first time.

     Unless otherwise specified in the accompanying form of proxy, proxies solicited hereby will be voted for the election of the nominees listed below. Each of the nominees has agreed to serve for a one year term. If any of them should become unable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the proxies shall be voted for a substitute nominee or nominees to be designated by the Board of Directors. If no substitute nominees are available, the size of the Board of Directors will be reduced.

     Other than Mr. Bonini's employment agreement, which requires the Board of Directors of Doral Financial to nominate him for election as a director, there are no arrangements or understandings between Doral Financial and any person pursuant to which such person has been elected a director.

     The following table sets forth as of March 1, 2000, certain information with respect to each nominee for director.

                                                                                              DIRECTOR
NAME                                     PRINCIPAL OCCUPATION AND OTHER INFORMATION            SINCE
----                                     ------------------------------------------           --------
Salomon Levis(1)                Chairman of the Board and Chief Executive Officer of Doral      1988
                                Financial since February 1990; Chairman of the Board and
                                Chief Executive Officer of Doral Bank, a wholly-owned
                                subsidiary of Doral Financial; Chairman of the Board, Doral
                                Bank, FSB, Doral Mortgage Corporation, Doral Securities,
                                Inc., Sana Investment Mortgage Bankers, Inc. and Doral
                                Money. Inc. each a wholly-owned subsidiary of Doral
                                Financial; President and Chief Executive Officer of Doral
                                Financial (1989 -- 1991); Chairman of the Board, Doral
                                Mortgage Corporation, a wholly-owned subsidiary of Doral
                                Financial (1988 -- 1990); President and Chief Operating
                                Officer, Doral Mortgage Corporation (1985 1988). Age 57.
Richard F. Bonini               Senior Executive Vice President of Doral Financial since        1976
                                1988: Chief Financial Officer of Doral Financial since April
                                1996 and Secretary of Doral Financial since December 1991;
                                Director and Secretary of Doral Bank and Doral Bank, FSB;
                                President of Doral Money, Inc., Secretary of Doral Mortgage
                                Corporation; Consultant to Culbro Corporation
                                (1989 -- 1990); Senior Vice President, Culbro Corporation
                                and Vice President of the Corporation (1976 -- 1988). Mr.
                                Bonini was formerly a director of Search Capital Group
                                (automobile financing),which filed for relief from its
                                creditors under Chapter 11 of the Federal Bankruptcy Code in
                                February 1998. Age 61.
Edgar M. Cullman, Jr.(2)        President and Chief Executive Officer of General Cigar          1988
                                Holdings, Inc. since December 1996; Chief Executive Officer
                                Culbro Corporation from April 1996 to December 1996;
                                President, Culbro Corporation from 1984 to December 1996;
                                Executive Vice President, Culbro Corporation (1983 -- 1984);
                                President, General Cigar & Tobacco Co. (1980 -- 1983);
                                Director, General Cigar Holdings, Inc., and Bloomingdale
                                Properties, Inc. (investments and real estate). Formerly a director of The Eli Witt Company, which filed for relief
                                from its creditors under Chapter 11 of the Federal
                                Bankruptcy Code in November 1996. Age 53.

                                                                                              DIRECTOR
NAME                                     PRINCIPAL OCCUPATION AND OTHER INFORMATION            SINCE
----                                     ------------------------------------------           --------
John L. Ernst(2)                Chairman of the Board and President of Bloomingdale             1989
                                Properties, Inc., since September 1984; Director, General
                                Cigar Holdings, Inc. and Griffin Land & Nurseries, Inc. Age
                                59.
Efraim Kier                     President and Chief Executive Officer of A&M Contractors,       1998
                                San Juan, Puerto Rico (real estate development and
                                management) since 1978. Age 70.
Zoila Levis(1)                  President of Doral Financial since August 1991; Director of     1991
                                Doral Bank and Doral Securities, Inc.; Executive Vice
                                President of Doral Financial from January 1990 to August
                                1991; President of Z. Levis Assoc. (real estate development)
                                from January 1985 to December 1989. Age 52.
A. Brean Murray                 Chairman of the Board and Chief Executive Officer of Brean      1994
                                Murray & Co., Inc., an investment banking firm for more than the past five years; Director, American Asset Management
                                (money management), BMI Capital Corp. (asset management) and
                                Somanetics Corporation (medical devices), formerly a
                                director of Search Capital Group (automobile financing),
                                which filed for relief from its creditors under Chapter 11 of the Federal Bankruptcy Code in February 1998. Age 62.
Harold D. Vicente               Attorney in private practice with the law firm of Vicente &     2000
                                Cuebas, San Juan, Puerto Rico for more than the past five
                                years. Age 54.

---------------

     (1) Zoila Levis is the sister of Salomon Levis.
     (2) Edgar M. Cullman, Jr. and John L. Ernst are cousins.

DIRECTORS' MEETINGS

     The Board of Directors held ten meetings during the year ended December 31, 1999. Each director attended at least 75% of the total number of meetings of the Board and of all committees on which he or she served during such period.

BOARD COMPENSATION

     Each member of the Board of Directors who is not an employee of Doral Financial receives an annual stipend of $18,000 payable monthly plus $1,000 for each committee meeting attended, including committee meetings held on the same day as a regular Board meeting.

INDEMNIFICATION OF DIRECTORS

     Doral Financial has obtained directors and officers liability insurance for its directors and officers. Doral Financial's Restated Certificate of Incorporation contains a provision that exempts directors from personal liability for monetary damages to Doral Financial or its shareholders for violations of the duty of care, to the fullest extent permitted by the Puerto Rico General Corporation Law. Doral Financial has also agreed to indemnify its directors and officers for certain liabilities to the fullest extent permitted by Puerto Rico law.

BOARD COMMITTEES

     The Board of Directors has standing Audit and Compensation Committees. The Audit Committee met four times and the Compensation Committee met twice during 1999.

     The Audit Committee reviews audit reports and the scope of the audit by both Doral Financial's staff and its independent accountants and related matters pertaining to the preparation and examination of Doral Financial's financial statements. The committee also makes recommendations to the Board of Directors with respect to those matters as well as with respect to the appointment of Doral Financial's independent accountants. The members of the Audit Committee are Messrs. Kier, Murray and Vicente.

     The Compensation Committee is charged with reviewing Doral Financial's general compensation strategy, reviewing benefit programs, administering Doral Financial's stock option plan, approving the compensation of the Chief Executive Officer and approving certain other employment contracts for senior executive officers. The members of the Compensation Committee are Messrs. Cullman, Jr., Ernst and Kier.

     On February 4, 2000, the Board of Directors voted to create a nominating committee consisting of Edgar Cullman, Jr., Salomon Levis and Zoila Levis. Prior to such time, the Board did not have a nominating committee or other committee performing a similar function. The nominating committee did not participate in the selection of the nominees for the 2000 annual meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Messrs. Cullman, Jr., Ernst and Kier. None of such persons is or was during 1999 an executive officer of Doral Financial. Since January 1, 1999, none of the executive officers of Doral Financial has served as a director, executive officer or compensation committee member of another entity which had an executive officer who served as a compensation committee member or director of Doral Financial.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. A. Brean Murray, a nominee for director of Doral Financial, is the Chairman of the Board and Chief Executive Officer of Brean Murray & Co., Inc., an investment banking firm which in the past has rendered investment banking services to Doral Financial.

     On September 1, 1999, Doral Mortgage Corporation, a wholly-owned subsidiary of Doral Financial, purchased 100% of the outstanding capital stock of Sana Investment Mortgage Bankers, Inc. ("Sana") for $6.0 million in cash. The stock of Sana was held in the name of Nancy Hernandez, the former spouse of Salomon Levis, the Chairman of the Board and Chief Executive Officer of Doral Financial. Mr. Levis had a 50% beneficial interest in the shares of stock of Sana as a result of his divorce settlement with Ms. Hernandez and received $3.0 million of the purchase price paid by Doral Mortgage. The terms of the transaction were approved by Doral Financial's Board of Directors following a favorable recommendation by a special committee of independent directors. Popular Securities, Inc., an investment banking firm, rendered an opinion to Doral Financial's Board of Directors as to the fairness of the transaction to Doral Financial from a financial point of view.

     During 1999, Aidiliza Levis, the daughter of David Levis, the former Chairman of the Board and a director emeritus of Doral Financial, sister of Mario S. Levis, an Executive Vice President and Treasurer of Doral Financial, and the niece of Salomon Levis and Zoila Levis, the Chairman of the Board and President, respectively, of Doral Financial, was employed as the President of Centro Hipotecario, Inc., a wholly-owned subsidiary of Doral Financial. During 1999, she received compensation of $519,852 (including contributions to Doral Financial's Target Benefit Pension Plan).

     During 1999, David R. Levis, the son of David Levis, the brother of Mario
S. Levis, and the nephew of Salomon Levis and Zoila Levis was employed by Doral Financial and received compensation of $135,595. During 1999, Samuel Levis, the son of Salomon Levis and the nephew of Zoila Levis and David Levis, was employed by Doral Mortgage Corporation and received compensation of $46,394 (including contributions to Doral Financial's Target Benefit Pension Plan).

     Puerto Rico Island Rental Limited Dividend Partnership, S.E., a Puerto Rico partnership (the "Partnership"), owed Doral Financial $3.1 million as of December 31, 1999. The Partnership was formed in 1990 under a private syndication to purchase real estate owned ("REO") from Doral Financial. As of March 1, 2000, Mario S. Levis and Luis Alvarado, each an executive officer of Doral Financial, and Edison Ve1ez, the President of Doral Mortgage, were investors in the Partnership. The board of directors of the Partnership's general partner is also composed of members of management of Doral Financial. The amount owed by the Partnership consists of $930,000 in promissory notes and $2.2 million in accrued and unpaid interest and advances made by Doral Financial on behalf of the Partnership. The $1.0 million in notes represents the unpaid principal balance of promissory notes issued by the Partnership in payment of approximately $4.7 million in REO purchased by the Partnership from Doral Financial in December 1990. The purchase price consisted of $600,000 in cash and $4.1 million in promissory notes. The notes bear interest payable monthly at the Citibank, N.A. prime rate (with a maximum and minimum rate of 13.5% and 9%, respectively) and mature on April 1, 2006. The amounts owed to Doral Financial by the Partnership are not reflected on the financial statements of Doral Financial because they have been previously charged against earnings. On December 31, 1999, the Partnership transferred the remaining 18 properties owned by the Partnership to Doral Financial in partial satisfaction of the amounts owed to Doral Financial.

     Doral Bank, Doral Bank, FSB and Doral Securities, Inc., each a wholly-owned subsidiary of Doral Financial, have had, and expect to have in the future, banking or securities transactions in the ordinary course of business with directors and executive officers of Doral Financial as well as their affiliated entities. All extensions of credit to any of these persons by Doral Bank, Doral Bank, FSB or Doral Securities have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, these transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

     From time to time, Doral Financial or its subsidiaries makes mortgage loans to persons who purchase homes in residential housing projects developed by entities controlled by Efraim Kier, a director of the Company, and Arturo Madero, the spouse of Zoila Levis, the President of Doral Financial. All such loans have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions for persons purchasing homes in projects developed by unaffiliated persons. Management believes that such loans do not involve more than the normal risk of collectibility or present other unfavorable features.

     The following table shows certain information with respect to mortgage loans made by Doral Financial or other wholly-owned mortgage banking subsidiaries of Doral Financial, to executive officers of Doral Financial and to certain related interests of directors and executive officers of Doral Financial, including the Partnership. The table does not include loans made prior to January 1, 1999 that have been sold to investors and are, therefore, no longer owned by Doral Financial or loans made by Doral Financial's banking and broker-dealer subsidiaries. Except for the loan to the Partnership, these loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons. Except for the loan to the Partnership, management believes that these loans do not involve more than the normal risk of collectibility or present other unfavorable features.

                                                              YEAR LOAN   HIGHEST PRINCIPAL    PRINCIPAL BALANCE   INTEREST
                    NAME AND POSITION(1)                        MADE      AMOUNT DURING 1999      AT 12/31/99        RATE
                    --------------------                      ---------   ------------------   -----------------   --------
Puerto Rico Island Rental Limited Dividend Partnership,
  S.E.(2)...................................................    1990          $1,600,000          $1,011,000         9.00%
Mathew L. Ernst(3)..........................................    1999          $  765,000          $  761,968        7.125%
Zoila Levis(4)..............................................    1999          $  124,890          $  120,802        6.875%
Edison Velez(5).............................................    1999          $   26,400          $   25,922         9.50%

---------------------

     (1) All loans shown for individuals are secured by mortgages on residential properties.

     (2) Refer to information shown above for information regarding this transaction.

     (3) Mathew L. Ernst is the son of John L. Ernst, a director of Doral Financial.

     (4) Zoila Levis is the President and a director of Doral Financial.

     (5) Edison Ve1ez is the President of Doral Mortgage Corporation.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following information is supplied with respect to the executive officers of Doral Financial who do not serve on Doral Financial's Board of Directors. There are no arrangements or understandings pursuant to which any of these executive officers were selected as an officer, except for their employment agreements with Doral Financial. None of the executive officers shown below is related to any other director or executive officer of Doral Financial by blood, marriage or adoption, except that Mario S. Levis is the nephew of Salomon Levis and Zoila Levis.

                                                     PRINCIPAL OCCUPATION
             NAME                                 DURING THE PAST FIVE YEARS                   AGE
             ----                                 --------------------------                   ---
Luis A. Alvarado                 Executive Vice President of Doral Financial since 1985;       51
                                 Director of Doral Bank; Chief Financial Officer of Doral
                                 Financial from 1985 to April 1996; President of Doral Bank, a wholly-owned subsidiary of Doral Financial from September
                                 1993 until April 1996: Senior Vice President and Controller of Doral Financial (1980-1985).
Mario S. Levis                   Executive Vice President of Doral Financial since September   36
                                 1995: Treasurer of Doral Financial since December 1991;
                                 Director of Doral Securities, Inc.; Executive Vice President
                                 of Doral Mortgage Corporation; Senior Executive Trader of
                                 Doral Financial from 1988 to December 1991. Trader, Merrill
                                 Lynch Pierce Fenner & Smith Incorporated (1987-1988).
Ricardo Melendez                 Vice President and Chief Accounting Officer of Doral          41
                                 Financial since July 1995; Chief Financial Officer of Doral
                                 Bank, a wholly-owned subsidiary of Doral Financial from
                                 September 1993 to July 1995; Senior Assistant to CEO and CFO
                                 of Doral Financial from May 1991 to September 1993; Audit
                                 Manager, Price Waterhouse from July 1986 to May 1991.

                                                     PRINCIPAL OCCUPATION
             NAME                                 DURING THE PAST FIVE YEARS                   AGE
             ----                                 --------------------------                   ---
Francisco Rivero                 Executive Vice President -- Administration and New Business   40
                                 Development since 1998; Regional Vice President and Puerto
                                 Rico General Manager of Hamilton Bank, NA (commercial bank)
                                 from 1997 to 1998; President of Economic Development Bank
                                 for Puerto Rico from 1993 to 1997.
Frederick C. Teed                Executive Vice President -- Banking Operations since March    42
                                 1, 1996; Federal Thrift Regulator, Office of Thrift
                                 Supervision, Department of the U.S. Treasury, for more than five years prior thereto.
Edison Velez                     President of Doral Mortgage Corporation since September       38
                                 1995, Senior Vice President of Doral Mortgage Corporation
                                 for more than five years prior thereto.
Carlos Vina                      Corporate Controller since April 1997; Controller H.F.        33
                                 Mortgage Bankers Division from November 1992 to April 1997;
                                 Audit Senior, Arthur Andersen & Co., from December 1988 to
                                 November 1989.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on reports filed with the SEC and information obtained from officers and directors of Doral Financial, Doral Financial is not aware of any failure by the executive offices or directors of Doral Financial to file on a timely basis any reports required to be filed by Section 16 (a) of Securities Exchange Act of 1934 with respect to beneficial ownership of shares of Doral Financial except for two late reports filed by Luis Alvarado relating to the sale of 1,400 shares of preferred stock and the purchase of 9,031 shares of common stock and one late report filed by Ernesto Carattini, who is no longer an officer of Doral Financial, relating to the purchase of 1,000 shares of Common Stock.

                             EXECUTIVE COMPENSATION

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Policies. The compensation policy of Doral Financial is to provide its executive officers and managers with a level of pay and benefits that will assure Doral Financial's competitiveness and continued growth. This policy is designed to retain key executives critical to Doral Financial's long-term success and attract and retain qualified personnel. Doral Financial competes for talented executives in the highly competitive financial services market where successful entrepreneurial executives are highly compensated. Doral Financial also competes for executives with a background in Puerto Rican financial services. To obtain and retain highly qualified and motivated executives, the Compensation Committee believes it is advisable to enter into employment agreements with senior executive officers that contain incentive arrangements which compensate highly for profitability and performance.

     The Compensation Committee develops and negotiates employment agreements with certain key executive officers. These employment agreements normally include base salaries and incentive compensation arrangements designed to reward management for achieving certain performance levels. In order to determine appropriate levels of executive compensation, the Compensation Committee considers various factors, including individual performance, and evaluates the progress of Doral Financial towards attaining its long-term goals. Generally, as a person's level of responsibility increases, greater portions of total compensation are based on performance as opposed to base salaries and benefits. Compensation packages of executive officers have been structured to attempt to compensate them to a substantial extent on a combination of the profitability of Doral Financial as a whole or the productivity of their particular divisions or subsidiaries.

     The Compensation Committee is also responsible for developing or reviewing incentive compensation arrangements which Doral Financial enters into with officers and key individuals who do not have written employment agreements. See "Executive Compensation -- Summary of Compensation Plans -- Deferred Incentive Compensation Agreements." The deferred incentive compensation agreements are designed to reward executive officers and key employees for assisting Doral Financial in achieving various targets.

     The Compensation Committee also administers Doral Financial's 1997 Employee Stock Option Plan. Under this plan, options may be granted to any employee of Doral Financial, including executive officers. Options are designed primarily as a retention device for employees and generally vest over two years. During 1999, the Committee voted to grant stock options to the four most senior officers of Doral Financial in order to tie a significant portion of such officers' compensation to increases in the price of Doral Financial's stock realized by all of Doral Financial's stockholders.

     Chief Executive Officer's Compensation. On December 22, 1999, Doral Financial entered into a new employment agreement with Salomon Levis, the Chief Executive Officer of Doral Financial, that became effective on January 1, 2000 and expires on December 31, 2001 (the "New Employment Agreement"). The Compensation Committee believes that return on equity is of material importance to the overall long-term growth and profitability of Doral Financial. Accordingly, as with Mr. Levis' prior employment agreement (the "1997 Agreement") which expired on December 31, 1999, in addition to a base annual salary of $1.5 million per year, the New Employment Agreement provides for a cash incentive bonus equal to 15% of Doral Financial's adjustable net income over a minimum threshold of a 15% return on common stockholders' equity. Under the New Employment Agreement, Mr. Levis' salary and incentive cash compensation is subject to a maximum of $3.0 million per year.

     In connection with the execution of the New Employment Agreement the Committee felt it was appropriate to place a greater emphasis on stock based compensation versus cash compensation. Accordingly, under the New Employment Agreement the maximum cash incentive compensation is reduced by 50% compared to the 1997 Agreement, from a maximum of $3.0 million per year to a maximum of $1.5 million per year.

     The Committee also voted to grant Mr. Levis stock options to acquire 400,000 shares of Doral Financial's common stock. The options have an exercise price of $11.25 per share, the closing price of the common stock on December 22, 1999, the date of grant. The options vest over a two year period that is designed to generally coincide with the term of the New Employment Agreement. The Committee feels that the use of stock options is an effective tool to further align the interests of senior management with those of stockholders because the value of the options are directly tied to increases in the price of Doral Financial's stock.

     Section 162 (m) of the Internal Revenue Code. The Committee has considered the impact of the provisions of Section 162(m) of the Internal Revenue Code of 1986 (the "Code") that provides that compensation paid to a corporation's chief executive officer or its four other most highly compensated executive officers may not be deducted for federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by stockholders. Because as a Puerto Rico corporation Doral Financial is not required to pay federal income taxes except for any income related to the conduct of a trade or business in the United States,
Section 162(m) should not limit the tax deductions available to Doral Financial for executive compensation in the near future.

                                         Compensation Committee of the Board of
                                         Directors

                                         Edgar Cullman, Jr., Chairman
                                         John L. Ernst
                                         Efraim Kier

     The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Doral Financial specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EMPLOYMENT AGREEMENTS AND OTHER COMPENSATION ARRANGEMENTS

     Doral Financial entered into an employment agreement, dated December 22, 1999, with Salomon Levis, which became effective as of January 1, 2000 and expires on December 31, 2001. Under the terms of the Agreement, Mr. Levis is entitled to receive annually a base salary of $1,500,000 plus incentive compensation equal to 15% of the amount of Doral Financial's annual consolidated net income after taxes and after adding back incentive compensation payable to executive officers of Doral Financial ("Adjusted Net Income") in excess of an amount equal to a 15% return on common stockholders' equity. Mr. Levis's annual salary and cash incentive compensation is subject to a maximum of $3.0 million per year. The Agreement also provides for the grant of stock options to acquire 400,000 shares of common stock. See "Options Granted During 1999". The Agreement replaced Mr. Levis' prior employment agreement which expired on December 31, 1999. The base salary under the new agreement is the same as under the prior agreement, but the maximum cash incentive compensation payable under the new agreement was reduced by 50% compared to the prior agreement from a maximum of $3.0 million per year to a maximum of $1.5 million per year.

     Doral Financial entered into an employment agreement, dated December 22, 1999, with Zoila Levis, President of Doral Financial, which became effective as of January 1, 2000 and expires on December 31, 2001. Under the terms of the agreement, Zoila Levis is entitled to receive annually a base salary of $500,000 plus incentive compensation equal to 5% of Adjusted Net Income in excess of an amount equal to a 15% return on common stockholders' equity. Ms. Levis' annual salary and cash incentive compensation is subject to a maximum of $1 million per year. The Agreement also provides for the grant of stock options to acquire 200,000 shares of common stock. See "Options Granted During 1999". The Agreement replaced Mrs. Levis' prior employment agreement which expired on December 31, 1999. The base salary under the new agreement is the same as under the prior agreement, but the maximum cash incentive compensation payable under the new agreement was reduced by 50% compared to the prior agreement from a maximum of $1.2 million per year to a maximum of $600,000 per year.

     Doral Financial entered into an employment agreement, dated December 22, 1999, with Richard F. Bonini, Senior Executive Vice President and Chief Financial Officer which became effective as of January 1, 2000 and expires on December 31, 2001. Under the terms of the agreement, Mr. Bonini is entitled to receive annually a base salary of $390,000 plus incentive compensation equal to 5% of Adjusted Net Income in excess of an amount equal to a 15% return on common stockholders' equity. Mr. Bonini's annual salary and cash incentive compensation is subject to a maximum of $600,000 per year. The Agreement also provides for the grant of stock options to acquire 180,000 shares of common stock. See "Options Granted During 1999". The

Agreement replaced Mr. Bonini's prior employment agreement which expired on December 31, 1999. The base salary under the new agreement is the same as under the prior agreement, but the maximum cash incentive compensation payable under the new agreement was reduced by approximately 74% compared to the prior agreement from a maximum of $810,000 per year to a maximum of $210,000 per year.

     Doral Financial entered into an Employment Agreement, dated December 22, 1999, with Mario S. Levis, Executive Vice President and Treasurer of Doral Financial, which became effective January 1, 2000 and expires on December 31, 2001. Under the terms of the Agreement, Mr. Levis is entitled to a base salary of $390,000 plus incentive compensation equal to 5% of Adjusted Net Income in excess of an amount equal to a 15% return on common stockholders' equity. Mr. Levis' annual salary and cash incentive compensation is subject to a maximum of $800,000 per year. The Agreement also provides for the grant of stock options to acquire 150,000 shares of common stock. See "Options Granted During 1999". The Agreement replaced Mr. Levis' prior employment agreement which was due to expire on December 31, 2000. The base salary under the new agreement is the same as under the prior agreement, but the maximum cash incentive compensation payable under the new agreement was reduced by approximately 50% compared to the prior agreement from a maximum of $810,000 per year to a maximum of $410,000 per year.

     Each of the employment agreements with Salomon Levis, Zoila Levis, Mario S. Levis and Richard F. Bonini provide that if such agreements are terminated following a change of control of Doral Financial, the named executive officer would be entitled to receive all compensation due under the agreement for the calendar year in which such termination occurs. For purposes of computing the incentive compensation under each of the employment agreements, shares of nonconvertible preferred stock are not treated as common stockholders' equity and the dividends payable on such preferred stock is treated as interest that reduces Adjusted Net Income.

     Doral Mortgage Corporation ("Doral Mortgage") has entered into an employment agreement with Edison Velez, the President of Doral Mortgage, dated as of March 1, 2000, which became effective retroactive to January 1, 2000 and expires on December 31, 2001. Pursuant to the terms of the agreement, Mr. Velez is entitled to receive annually (i) a base salary equal to $240,000 and (ii) and an incentive bonus equal to the lesser of (x) 200,000 and (y) 3% of the net income of Doral Mortgage over and above $3 million derived from mortgage banking activities. One-half of the incentive compensation is subject to a deferral arrangement whereby Mr. Velez is not entitled to collect the deferred portion of the incentive compensation until five years after the incentive compensation is earned. Doral Mortgage's obligation to make the payment at the end of the deferral period is unfunded. The deferred portion of the incentive compensation earns interest at 1% below the prime rate of the Chase Manhattan Bank. The Agreement provided that if it is terminated following a change of control of Doral Financial, Mr. Velez will be entitled to receive all compensation due under the Agreement for the calendar year in which the termination occurs.

                           SUMMARY COMPENSATION TABLE

     The following table includes information concerning the compensation of the Chief Executive Officer and each of the four other most highly compensated executive officers of Doral Financial, for services rendered in all capacities during the fiscal years ended December 31, 1999, 1998 and 1997.

                                                                                              LONG TERM
                                                                                             COMPENSATION
                                                         ANNUAL COMPENSATION                 ------------
                                           -----------------------------------------------    NUMBER OF
                                                                                OTHER           STOCK
                NAME AND                                                       ANNUAL          OPTIONS         ALL OTHER
           PRINCIPAL POSITION              YEAR    SALARY       BONUS      COMPENSATION(1)     GRANTED      COMPENSATION(2)
           ------------------              ----  ----------   ----------   ---------------   ------------   ---------------
Salomon Levis............................  1999  $1,500,000   $3,000,000        $-0-           400,000         $ 19,088
Chairman of the Board and                  1998   1,500,000    3,000,000         -0-             2,000           19,088
Chief Executive Officer                    1997   1,500,000    1,871,867         -0-               -0-           18,701
Zolia Levis..............................  1999  $  500,000   $1,200,000        $-0-           200,000         $ 16,691
President                                  1998     500,000    1,200,000         -0-             1,000           16,691
                                           1997     300,000    1,200,000         -0-               -0-           16,394
Richard F. Bonini........................  1999  $  390,000   $  810,000        $-0-           180,000         $ 30,000
Senior Executive Vice President            1998     390,000      810,000         -0-             2,000           30,000
and Chief Financial Officer                1997     390,000      623,956         -0-               -0-           30,000
Mario S. Levis...........................  1999  $  390,000   $  810,000        $-0-           150,000         $  8,177
Executive Vice President                   1998     390,000      810,000         -0-             1,000            8,177
and Treasurer                              1997     275,000      774,165         -0-               -0-            8,066
Edison Velez.............................  1999  $  240,000   $  150,000        $-0-               -0-         $156,512
President,                                 1998     240,000      150,000         -0-             2,000          155,386
Doral Mortgage Corporation                 1997     240,000      129,622         -0-               -0-          106,866

---------------

     (1) Amounts shown do not include amounts expended by Doral Financial pursuant to plans (including group life and health) that do not discriminate in scope, term or operation in favor of executive officers or directors of Doral Financial and that are generally available to all salaried employees. Amounts shown also do not include amounts expended by Doral Financial which may have a value as a personal benefit to the named individual. The value of perquisites and such other personal benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any individual named.

     (2) The amounts shown, include Doral Financial's contribution to Doral Financial's Target Benefit Pension Plan, a defined contribution pension plan, as follows:

                                           SALOMON LEVIS   ZOILA LEVIS   MARIO S. LEVIS   EDISON VELEZ
                                           -------------   -----------   --------------   ------------
1999.....................................     $19,088        $16,691         $8,177          $6,512
1998.....................................      19,088         16,691          8,177           5,386
1997.....................................      18,701         16,394          8,066           6,866

     In each of the three years the amount for Mr. Bonini includes a lump sum payment of $30,000 in lieu of his participation in the Target Benefit Plan. The amounts shown for Mr. Ve1ez includes $150,000, $150,000 and $100,000, of incentive compensation deferred for the years ended December 31, 1999, 1998 and 1997, respectively.

                          OPTIONS GRANTED DURING 1999

     The table below shows the following information with respect to options granted during 1999 to Doral Financial's Chief Executive Officer and to the other executive officers named in the Cash Compensation Table:

     - the number of shares of common stock underlying options granted during the year;

     - the percentage that such options represent of all options granted to employees during the year;

     - the exercise price;

     - the expiration date; and

     - the hypothetical present value, as of the grant date, of the options under the option pricing model discussed below.

     The hypothetical value of the options as of their date of grant has been calculated below, using the Black-Scholes option pricing model, as permitted by SEC rules, based upon a set of assumptions set forth in the footnote to the table. It should be noted that this model is only one method of valuing options, and Doral Financial's use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.

                                                                       % OF TOTAL
                                                                        OPTIONS
                                                          NUMBER OF    GRANTED TO    EXERCISE                 HYPOTHETICAL
                                                           OPTIONS    EMPLOYEES IN     PRICE     EXPIRATION     VALUE AT
NAME                                                       GRANTED    FISCAL YEAR    ($/SHARE)      DATE      GRANT DATE(1)
----                                                      ---------   ------------   ---------   ----------   -------------
Salomon Levis...........................................   400,000          43%       $11.25      12/22/09     $1,400,000
Zoila Levis.............................................   200,000        21.5%        11.25      12/22/09        700,000
Richard F. Bonini.......................................   180,000        19.4%        11.25      12/22/09        630,000
Mario S. Levis..........................................   150,000        16.1%        11.25      12/22/09        525,000
Edison Velez............................................        --          --            --            --             --

---------------------

     (1) The estimated present value at grant date of options granted during 1999 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of four years; a risk-free interest of 6.35%, representing the yield on a U.S. Treasury strip on the date of grant with a maturity corresponding to the estimated time until exercise; a volatility rate of 37%, and a dividend yield of 2.67%, representing the current $0.32 per share annualized dividends divided by the fair market value of the common stock on the date of grant. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

OPTIONS EXERCISES AND VALUES FOR 1999

     The table below sets forth the following information with respect to the status of the options of each of the persons named in the Cash Compensation Table at December 31, 1999:

     - the total number of exercisable and non-exercisable stock options held at December 31, 1999, and

     - the aggregate dollar value of in-the-money exercisable and unexercisable options at December 31, 1999.

     No options were exercised by any of the named executive officers during the year ended December 31, 1999.

                                                                                               VALUE OF UNEXERCISED
                                                                 NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                                  OPTIONS AT 12/31/99               12/31/99(1)
                                                              ---------------------------   ---------------------------
NAME                                                          EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                                          -----------   -------------   -----------   -------------
Salomon Levis...............................................     1,000         401,000          --          $425,000
Zoila Levis.................................................       500         200,500          --           212,400
Richard F. Bonini...........................................     1,000         181,000          --           191,160
Mario S. Levis..............................................       500         150,500          --           159,300
Edison Velez................................................     1,000           1,000          --                --

---------------------

     (1) In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $12 5/16, the last sales price reported for the common stock for NASDAQ National Market transactions on December 31, 1999. None of the exercisable options were deemed to have value at December 31, 1999, because their exercise price of $15 7/32 exceeded the market price of the common stock at December 31, 1999.

SUMMARY OF COMPENSATION PLANS

     1997 Employee Stock Option Plan. On March 7, 1997, Doral Financial approved the adoption of Doral Financial's 1997 Employee Stock Option Plan (the "1997 Option Plan"). The 1997 Option Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), none of whose members may receive options. The Committee determines the form of the option agreements to be used under the 1997 Option Plan, and the terms and conditions to be included in such option agreements. Under the 1997 Option Plan, an aggregate of 2,000,000 shares of common stock have been authorized for issuance upon exercise of options, subject to adjustment for stock splits, recapitalizations and similar events. As of March 1, 2000, there were options outstanding under the 1997 Option Plan to acquire 1,346,300 shares of Common Stock. Options may be granted under the 1997 Option Plan at prices equal to 100% of the fair market value of common stock on the date of the grant.

     The 1997 Option Plan provides for the grant of stock options that are intended to qualify as "qualified stock options" ("QSOs") under Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended, as "incentive stock options" under Section 422 of the U.S. Internal Revenue Code ("ISOs") or "non-statutory stock options" ("NSOs"). Unless an option agreement provides otherwise, all options granted are 50% exercisable after one year and 100% exercisable after two years, with all such options terminating no later than ten years from the date of grant, except for ISOs granted to a 10% shareholder, in which case the maximum term is five years. The 1997 Option Plan permits the delivery, with the consent of the Committee, of previously-owned common stock in payment of shares purchased upon exercise of the option. The 1997 Option Plan also contains a limitation on the dollar amount of QSOs or ISOs which may be granted to any employee and additional restrictions pertaining to any grant to a 10% shareholder. No options may be granted under the 1997 Option Plan after March 7, 2007.

     The 1997 Option Plan permits the granting of stock appreciation rights ("SARs") in tandem with the granting of stock options. SARs entitle the holder to receive in cash upon exercise the difference between the option exercise price and the market value of common stock in lieu of exercising the related option.

     Options and SARs granted under the 1997 Option Plan are not transferrable, except by will or applicable laws of descent and distribution. Under the 1997 Option Plan, upon the occurrence of certain "change of control" transactions involving Doral Financial all options then outstanding under the 1997 Option Plan become immediately exercisable.

     1988 Restricted Stock Plan. Doral Financial has in effect the Restricted Stock Plan of Doral Financial Corporation (the "Restricted Stock Plan"). The Restricted Stock Plan is administered by the Compensation Committee, none of whose members is eligible to be awarded Restricted Stock. The Restricted Stock Plan permits the Compensation Committee to award up to a total of 1,000,000 shares of common stock to key employees, including officers of Doral Financial and its subsidiaries. As of March 1, 2000, 288,776, shares were available for issuance under the Restricted Stock Plan. The Restricted Stock Award (the "Award") is awarded at such times and in such number of shares as the Compensation Committee determines. Doral Financial may grant a portion of the shares awarded in installments over a period of one to five years. No monetary consideration is paid by an employee for the Award or for the grant of the shares thereunder. Under the Restricted Stock Plan, the shares issued are subject to restrictions on sale and must be returned if the recipient leaves Doral Financial's employ prior to the expiration of a stated period of time. Such restrictions generally lapse within five years from the date of the Award or earlier termination of employment by reason of death or disability. No grants of restricted stock have been made since 1992.

     Retirement Plan. Doral Financial maintains a Target Benefit Pension Plan (the "Retirement Plan") for the benefit of all eligible employees. The Retirement Plan covers all full time employees of Doral Financial who have completed one year of service and have attained age 21. Under the Retirement Plan, Doral Financial contributes annually the funding amount which is projected to be necessary to fund the target benefit. The target benefit is based on years of service and the employee's compensation, as defined in the Retirement Plan. Doral Financial has the right to terminate the Retirement Plan at any time. Upon termination, all amounts credited to the participant's accounts will become 100% vested. Contributions to the Retirement Plan during the year ended December 31, 1999 amounted to approximately $1,090,000.

     The estimated annual benefits payable under the Retirement Plan as a life annuity on retirement at normal retirement age, which assumes service will continue until age 65 at 1999 base salaries, for Salomon Levis, Zoila Levis, Mario S. Levis and Edison Velez were $6,972, $6,383, $8,177 and $6,512, respectively. Mr. Bonini does not participate in the Retirement Plan.

     Deferred Incentive Compensation Agreements. Doral Financial has entered into deferred incentive compensation arrangements with certain key employees of Doral Financial and its subsidiaries. Such employees are eligible to defer the receipt of incentive compensation. The amount of incentive compensation is credited annually based on a specified percentage of the net income of Doral Financial, its subsidiaries or divisions. Doral Financial's obligation to make the payments at the end of the deferral period is unfunded, and all such payments are to be made out of the general assets of Doral Financial. Doral Financial is not required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any deferral amount. Doral Financial accrued $350,000 as deferred compensation for 1999.

                               PERFORMANCE GRAPH

     The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Doral Financial specifically incorporates this information by reference, and shall not otherwise be deemed filed under these Acts.

     The Performance Graph compares the yearly percentage change in Doral Financial's cumulative total stockholder return on its common stock to that of the Center for Research in Securities Prices ("CRSP") NASDAQ Stock Market Index (U.S. Companies) and the CRSP Index for NASDAQ Financial Stocks (SIC 6000-6799 US & Foreign). The Performance Graph assumes that $100 was invested on December 30, 1994 in each of Doral Financial's common stock, the CRSP NASDAQ Stock Market Index (U.S. Companies) and the CRSP Index for NASDAQ Financial Stocks (SIC 6000-6799 US & Foreign).

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS

                             PERFORMANCE GRAPH FOR
                          DORAL FINANCIAL CORPORATION

Prepared by the Center for Research in Security Prices
Produced on 03/01/2000 including data to 12/31/1999


                                            12/1994    12/1995    12/1996    12/1997    12/1998    12/1999
                                            -------    -------    -------    -------    -------    -------
Doral Financial Corporation                  100.0      170.0      259.4      485.9      857.9      486.7
Nasdaq Stock Market (US Companies)           100.0      141.3      173.9      213.1      300.2      545.7
Nasdaq Financial Stocks                      100.0      145.7      187.0      286.1      277.7      274.0
  SIC 6000-6799 US & Foreign

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP as Doral Financial's independent accountants to audit its financial statements for the year ending December 31, 2000. This selection was recommended by the Audit Committee of the Board of Directors. PricewaterhouseCoopers LLP has served as Doral Financial's independent public accountants since 1977. During the year ended December 31, 1999, PricewaterhouseCoopers LLP received fees of approximately $1,080,000 for all services rendered to Doral Financial and its subsidiaries.

     The submission of this proposal to a vote of shareholders is not legally required. If the selection of PricewaterhouseCoopers LLP is not approved, the Board of Directors will reconsider its selection. The affirmative vote of a majority of the shares of common stock represented, in person or by proxy, at the annual meeting is required to adopt this proposal.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

VOTE RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS DORAL FINANCIAL'S INDEPENDENT ACCOUNTANTS.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders to be held in April 2001 must be received by Doral Financial at its principal executive office by the close of business on November 13, 2000. Proposals should be directed to the attention of the Secretary of Doral Financial.

                                 ANNUAL REPORT

     A copy of Doral Financial's Annual Report to Shareholders containing the consolidated financial statements of Doral Financial for the fiscal year ended December 31, 1999 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

     Upon receipt of a written or oral request, Doral Financial will furnish to any stockholder without charge a copy of Doral Financial's Annual Report on Form 10-K for the year ended December 31, 1999, without the accompanying exhibits. A list of exhibits is included in the Form 10-K and exhibits are available from Doral Financial upon the payment to Doral Financial of the costs of furnishing them. Such written or oral request should be directed to: Secretary, Doral Financial Corporation, 1159 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920, telephone number (787) 749-7100.

                                 OTHER MATTERS

     Management knows of no matters which may be brought before the annual meeting or any adjournment thereof other than those described in the accompanying notice of meeting and routine matters incidental to the conduct of the meeting. If any other matter should come before the annual meeting or any adjournment thereof it is the intention of the persons named in the accompanying form of proxy or their substitutes to vote the proxies in accordance with their judgment on such matters.

     The above Notice of Meeting and Proxy Statement are sent by order of the Board of Directors of Doral Financial Corporation.

                                    /s/ Richard F. Bonini
                                    Richard F. Bonini
                                    Senior Executive Vice President
                                    and Secretary

Dated: March 13, 2000

                       (Doral Financial Corporation Logo)

                          DORAL FINANCIAL CORPORATION
                            1159 F.D. ROOSEVELT AVE.
                          SAN JUAN, PUERTO RICO 00920

                                     PROXY

     SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS

         The undersigned holder of Common Stock of Doral Financial Corporation (the "Corporation") hereby authorizes and appoints Salomon Levis, Zoila Levis and Richard F. Bonini, or any one or more of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of the Corporation to be held at the Fifth Floor of the Doral Building, 650 Munoz Rivera Avenue, San Juan, Puerto Rico at 11:00 a.m., local time, on Thursday, April 13, 2000 and any adjournment or adjournments of said meeting and thereat to vote and act with respect to all the shares of Common Stock of the Corporation that the undersigned would be entitled to vote if then personally present in accordance with the instructions listed on the reverse hereof.

         Such proxies may vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment thereof.

         Receipt of the Notice of Meeting and the related Proxy Statement is hereby acknowledged.

                                      (Continues and to be signed on other side)

                           -- FOLD AND DETACH HERE --

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

NO. 1 - Election Directors                                          FOR               WITHHELD
                                                                 ALL LISTED           AS TO ALL
                                                                 NOMINEES              NOMINEES
Nominees are Richard F. Bonini, Edgar M. Cullman, Jr., John
L. Ernst, Etraim Kier, Salomon Levis, Zoila Levis, A. Brean      ----------           ----------
Murray and Harold D. Vicente.

(To withhold authority to vote for any individual nominee, write that nominee's name on the space below.)


  ---------------------------------------------------------------------------


NO. 2 - Appointment of PricewaterhouseCoopers LLP as Independent
        Accountants

          FOR              AGAINST             ABSTAIN

       ----------         ---------           ---------




                              To vote in accordance with the Board of Director's recommendation, just sign below. No boxes need to be checked.

                              Dated: _____________________________________, 2000

                              Signature: _______________________________________

                              Signature: _______________________________________

                              Please mark, date and sign as your name appears to the left and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If shares are held jointly, each shareholder named should sign.


                              -- FOLD AND DETACH HERE --